EXHIBIT 4.1
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                        LIQUIDATING TRUST AGREEMENT

                                    OF

                           ALP LIQUIDATING TRUST




                               By and Among

                        Arvida/JMB Partners, L.P.,

                     Arvida Company, as Administrator


                                    And


                         Wilmington Trust Company

                            as Resident Trustee






































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                             TABLE OF CONTENTS


                                                                     PAGE

ARTICLE I.  THE TRUST. . . . . . . . . . . . . . . . . . . . . . . .    2

      1.1     Trust Name . . . . . . . . . . . . . . . . . . . . . .    2
      1.2     Delaware Statutory Trust Status. . . . . . . . . . . .    2
      1.3     Grantor Trust Status . . . . . . . . . . . . . . . . .    2
      1.4     Transfer to Trust. . . . . . . . . . . . . . . . . . .    2
      1.5     Payment of Liabilities . . . . . . . . . . . . . . . .    2

ARTICLE II.  BENEFICIARIES . . . . . . . . . . . . . . . . . . . . .    2
      2.1     Former Partners as Beneficiaries . . . . . . . . . . .    2
      2.2     Record of Beneficiaries. . . . . . . . . . . . . . . .    3
      2.3     Transfer of Beneficial Interest Units. . . . . . . . .    3
      2.4     Rights of Beneficiaries. . . . . . . . . . . . . . . .    4

ARTICLE III.  PURPOSE, LIMITATIONS; DISTRIBUTIONS AND DURATION . . .    4
      3.1     Purpose of Trust . . . . . . . . . . . . . . . . . . .    4
      3.2     Operation of Trust . . . . . . . . . . . . . . . . . .    4
      3.3     No Payment to the Partnership. . . . . . . . . . . . .    5
      3.4     Distributions. . . . . . . . . . . . . . . . . . . . .    5
      3.5     Final Distribution . . . . . . . . . . . . . . . . . .    5
      3.6     Duration . . . . . . . . . . . . . . . . . . . . . . .    5

ARTICLE IV.  AUTHORITY OF ADMINISTRATOR. . . . . . . . . . . . . . .    5
      4.1     Authority. . . . . . . . . . . . . . . . . . . . . . .    5
      4.2     Investment Authority and Limitations Thereon . . . . .    7
      4.3     Power of Administrator to deal with Trust
              in Non-Fiduciary Capacity. . . . . . . . . . . . . . .    7

ARTICLE V.  RESIDENT TRUSTEE . . . . . . . . . . . . . . . . . . . .    8
      5.1     Generally. . . . . . . . . . . . . . . . . . . . . . .    8
      5.2     Fees and Indemnity . . . . . . . . . . . . . . . . . .    9
      5.3     Miscellaneous. . . . . . . . . . . . . . . . . . . . .   10
      5.4     Resignation of Resident Trustee. . . . . . . . . . . .   10
      5.5     Successor Resident Trustee . . . . . . . . . . . . . .   10

ARTICLE VI.  THE ADMINISTRATOR . . . . . . . . . . . . . . . . . . .   11
      6.1     Generally. . . . . . . . . . . . . . . . . . . . . . .   11
      6.2     Liability of Administrator . . . . . . . . . . . . . .   11
      6.3     Safekeeping of Trust Property. . . . . . . . . . . . .   11
      6.4     No Bond. . . . . . . . . . . . . . . . . . . . . . . .   12
      6.5     Indemnification of Administrator . . . . . . . . . . .   12
      6.6     Insurance. . . . . . . . . . . . . . . . . . . . . . .   13
      6.7     No Duty Not to Compete . . . . . . . . . . . . . . . .   13
      6.8     Reimbursements to the Administrator
              and its Affiliates . . . . . . . . . . . . . . . . . .   13

ARTICLE VII.  SUCCESSOR ADMINISTRATOR. . . . . . . . . . . . . . . .   14
      7.1     Resignation and Removal. . . . . . . . . . . . . . . .   14
      7.2     Appointment of Successor . . . . . . . . . . . . . . .   14
      7.3     Acceptance of Appointment by
              Successor Administrator. . . . . . . . . . . . . . . .   14

ARTICLE VIII.  REPORTS TO BENEFICIARIES. . . . . . . . . . . . . . .   14
      8.1     Reports to Beneficiaries . . . . . . . . . . . . . . .   14

ARTICLE IX.  DISSOLUTION AND TERMINATION OF TRUST. . . . . . . . . .   15
      9.1     Dissolution and Termination of Trust . . . . . . . . .   15








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                             TABLE OF CONTENTS

                                (Continued)


                                                                     PAGE

ARTICLE X.  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . .   15
      10.1    Method of Amendment. . . . . . . . . . . . . . . . . .   15

ARTICLE XI.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . .   16
      11.1    Intention of Parties to Establish Trust. . . . . . . .   16
      11.2    Filing Documents . . . . . . . . . . . . . . . . . . .   16
      11.3    Governing Law. . . . . . . . . . . . . . . . . . . . .   16
      11.4    Separability . . . . . . . . . . . . . . . . . . . . .   16
      11.5    Notices. . . . . . . . . . . . . . . . . . . . . . . .   16
      11.6    Exculpatory Provisions and Survival Thereof. . . . . .   16





















































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                        LIQUIDATING TRUST AGREEMENT

THIS LIQUIDATING TRUST AGREEMENT (this "Trust Agreement") of ALP
Liquidating Trust, a Delaware statutory trust (the "Trust"), is made as of the 30th day of September, 2005, among Arvida/JMB Partners, L.P., a dissolved Delaware limited partnership (the "Partnership"), Arvida Company, an Illinois corporation, as administrator (the "Administrator"), and Wilmington Trust Company, as trustee (the "Resident Trustee").


                                WITNESSETH:

      WHEREAS, the Partnership was formed under the Delaware Revised Uniform Limited Partnership Act, 6 DEL. C. Section 17-101, ET SEQ. (the "Act"), and is governed by that certain Amended and Restated Agreement of Limited Partnership of Arvida/JMB Partners, L.P., dated as of September 10, 1987, as amended by that certain Acknowledgment and Amendment of Partnership Agreement, dated as of March 30, 1990, and as further amended by that certain Amendment to the Amended and Restated Agreement of Limited Partnership of Arvida/JMB Partners, L.P., effective as of October 29, 2002 (as so amended, the "Partnership Agreement");

      WHEREAS, pursuant to Section 5.5J(i) of the Partnership Agreement, the liquidation of the Partnership must be completed by October 31, 2005 and, upon the completion of such liquidation, Arvida/JMB Managers, Inc., as general partner of the Partnership (the "General Partner"), may determine to contribute any remaining assets of the Partnership, subject to all remaining obligations and liabilities (including contingent liabilities) of the Partnership, to a liquidating trust for the purpose of liquidating any non-cash assets and providing an orderly payment and satisfaction of any such remaining obligations and liabilities and as promptly as practicable, to make one or more liquidating distributions of any remaining funds to the holders of interests in such liquidating trust;

      WHEREAS, effective as of the date hereof, in furtherance of such
Section 5.5J(i) and pursuant to the other terms of the Partnership Agreement and the applicable provisions of the Act, the Partnership has liquidated and intends to contribute and transfer its remaining assets to the Trust to be converted to cash or cash equivalents (to the extent of the remaining non-cash assets), and held, invested, used, and distributed in accordance with the terms of this Trust Agreement;

      WHEREAS, the General Partner on behalf of the Partnership (i) authorized this Trust Agreement, and (ii) authorized the Partnership to assign all of the Partnership's assets and liabilities to the Trust; and

      WHEREAS, the Trust is authorized to accept the conveyance of all non-cash assets and the deposit of funds from the Partnership for the purpose of paying or making reasonable provision to pay all such claims against and obligations of the Partnership pursuant to Section 17-804(b) of the Act.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein:

















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                                ARTICLE I.

                                 THE TRUST

     1.1 TRUST NAME. The trust created hereby shall be known as the ALP Liquidating Trust, in which name the Administrator may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     1.2 DELAWARE STATUTORY TRUST STATUS. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 DEL. C. Section
3801, ET SEQ., as amended from time to time (as so amended, the "Trust Act"), and that this document constitute the governing instrument of the Trust. The Resident Trustee is hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in substantially the form attached hereto as EXHIBIT A.

     1.3 GRANTOR TRUST STATUS. The Trust is intended to be a liquidating trust within the meaning of United States Treasury Department Regulation Section 301.7701-4(d) that is treated as a grantor trust, of which the Beneficiaries are the owners, within the meaning of Section 671 ET SEQ. of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.4 TRANSFER TO TRUST. On the effective date hereof, the Partnership shall transfer and deposit into the Trust all assets then owned by the Partnership, including all of its cash and cash equivalent investments for the purposes set forth herein. Such deposit, together with any income thereon and any other assets of the Trust, shall constitute the "Trust Property."

     1.5    PAYMENT OF LIABILITIES.

      (a) The Partnership hereby assigns to the Trust and the Trust hereby assumes all remaining liabilities and claims against (including contingent, conditional or unmatured liabilities and expenses) or obligations of the Partnership. Should any liability be asserted against the Trust as a result of the assumption of any liability pursuant to this
Section 1.5, the Administrator may use such part of the Trust Property as may be necessary in contesting any such liability or in payment thereof.

      (b) Pursuant to Section 17-804(b) of the Act, all claims against and obligations of the Partnership shall be paid in full and any such provision for payment shall be made in full if there is sufficient Trust Property in the Trust. If there is insufficient Trust Property in the Trust, such claims against or obligations of the Partnership shall be paid or provided for according to their priority and, among claims against or obligations of the Partnership of equal priority, ratably to the extent of Trust Property legally available therefor.


                                ARTICLE II.

                               BENEFICIARIES

     2.1 FORMER PARTNERS AS BENEFICIARIES. The General Partner, the Associate Limited Partners (as defined below) and the registered owners of the other limited partner interests in the Partnership, whether limited partners or assignees (the "Public Limited Partners"), set forth in the books and records of the Partnership as of 10:00 a.m. Eastern Standard Time on the date of this Trust Agreement (the "Effective Time") shall automatically, and without any action being required of such persons or entities, be the initial beneficial owners (each, a "Beneficiary" and collectively, the "Beneficiaries") of the Trust. Each of the Public Limited Partners shall receive the same number of Beneficial Interest Units





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as limited partner interests, or assignee interests therein, that such
Beneficiary owned in the Partnership as of the Effective Time; and the General Partner shall receive 4,488 Beneficial Interest Units and Arvida/JMB Limited Partnership and Arvida/JMB Associates (collectively, the "Associate Limited Partners") shall receive 4,533 Beneficial Interest Units and 35,858 Beneficial Interest Units, respectively (the Beneficial Interest Units issued to the General Partner and the Associate Limited Partners, as a percentage of the total Beneficial Interest Units outstanding on the date of initial issuance, being equal to the aggregate percentage interest (10%) held by such parties in the Partnership). All such Beneficiaries shall be bound by the terms and provisions of this Trust Agreement. For purposes of this Trust Agreement, "Beneficial Interest Units" shall mean equal units of the undivided beneficial interest (as provided in this Trust Agreement) of the Beneficiaries in the Trust Property. The rights of Beneficiaries in, to and under the Trust Property and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate.

     2.2 RECORD OF BENEFICIARIES. The Administrator shall keep or cause to be kept books and records and maintain a register in which the Administrator shall record the names of each Beneficiary, the number of Beneficial Interest Units owned by such Beneficiary, and transfers of Beneficial Interest Units as provided herein.

     2.3 TRANSFER OF BENEFICIAL INTEREST UNITS. Beneficial Interest Units may not be transferred in any manner whatsoever (including, without limitation, by sale, exchange, gift, pledge or creation of a security interest) except (a) by bequest or inheritance in the case of an individual Beneficiary; or (b) by operation of law; provided, however, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest Units held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Administrator; or (c) with the prior written consent of the Administrator, to an Affiliate of the Beneficiary holding the Beneficial Interest Units. Except as may be otherwise required by law, the Beneficial Interest Units of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Administrator to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by the Beneficiary. For purposes of this Agreement, with respect to the specified person, "Affiliate" shall mean (i) any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified person or entity, (ii) any person or entity that is an officer or director of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or entity or of which the specified person or entity is an officer, partner or trustee, or with respect to which the specified person or entity served in a similar capacity, (iii) any person or entity that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has a substantial beneficial interest in, the specified person or entity or of which the specified person or entity is directly or indirectly the owner of 10% or more of any class of voting securities or in which the specified person or entity has a substantial beneficial interest and (iv) any relative or spouse of the specified person. An Affiliate of a specified person or entity does not include a person or entity that is a partner in a partnership or joint venture with the specified person or entity or with any other Affiliate of the specified person or entity if such person or entity is not otherwise an Affiliate of the specified person or entity.





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     2.4    RIGHTS OF BENEFICIARIES.   Each Beneficiary shall be entitled
to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary's Beneficial Interest Units. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary's Beneficial Interest Units shall pass as personal property to the Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Property except as expressly provided herein. No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Property but the whole title to all the Trust Property shall be vested in the Administrator and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement.


                               ARTICLE III.

             PURPOSE, LIMITATIONS; DISTRIBUTIONS AND DURATION

     3.1 PURPOSE OF TRUST. This Trust is established for the sole purpose of holding the Trust Property on behalf of the Beneficiaries, enforcing the rights of the Beneficiaries thereto, collecting the income thereon, determining, defending against and satisfying any claims against and liabilities of the Partnership (including identification and satisfaction of claims against or obligations of the Partnership in accordance with the Act), asserting any rights or claims of the Partnership that may pertain to the Trust Property or the Partnership's former business activities, selling or otherwise disposing of the remaining Trust property, distributing the remaining Trust Property to the Beneficiaries, and taking such other action as is necessary to conserve and protect the Trust Property and to provide for the orderly investment, conservation, sale, liquidation and distribution of any and all of the Trust Property after the payment of expenses and liabilities, and the making of reasonable provision for claims and contingent, conditional or unmatured liabilities. Under no circumstances shall the Trust or the Administrator on behalf of the Trust have any power to cause the Trust to continue or engage in any trade or other business, and this limitation shall apply irrespective of whether the conduct of any business activities is deemed by the Administrator to be convenient, desirable, necessary or proper for the conservation and protection of the Trust Property.

     3.2 OPERATION OF TRUST. The Administrator, on behalf of the Trust, shall receive and hold all the Trust Property and shall make payments from the Trust to claimants in accordance with Section 1.5 of this Trust Agreement. Other than as set forth in Section 3.4 below, no payments shall be made to the Beneficiaries until all claims against or obligations of the Partnership and the Trust have been paid or otherwise provided for to the extent required by law. Once all such claims and obligations have been paid, or otherwise provided for, the balance of the Trust Property shall then be distributed to the Beneficiaries in accordance with Section 3.4 hereof as promptly as reasonably possible by the Administrator with a view to not unduly prolonging the duration of the Trust; PROVIDED, HOWEVER, that no distribution shall be made to the Beneficiaries without first reasonably satisfying or adequately providing a reserve for the reasonable expenses incurred or to be incurred by, or on behalf of, the Trust. In addition, the Administrator may, subject to the proviso in the preceding sentence, distribute any of the Trust Property to the Beneficiaries in-kind. The Administrator shall take such action as it deems appropriate to enforce the rights of the Trust to the Trust Property so that the Beneficiaries may receive the full benefit thereof.





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     3.3    NO PAYMENT TO THE PARTNERSHIP.  In no event shall the
Administrator or the Trust distribute to the dissolved Partnership any Trust Property.

     3.4 DISTRIBUTIONS. At such times as may be determined by it, the Administrator shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the respective interests of the Beneficiaries in the Trust Property such amounts as it determines appropriate consistent with this Agreement; provided, however, that the Trust shall be permitted to retain reasonable amounts of cash and property to meet all claims against or obligations of the Partnership and the Trust.

The Administrator shall make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, subject to applicable state laws regarding escheat and abandoned property. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Trust, or the Administrator on behalf of the Trust, be required to make a distribution if such distribution would violate
Section 17-804 of the Act or other applicable law. All distributions to the Beneficiaries hereunder shall be made pro rata according to their number of Beneficial Interest Units.

     3.5 FINAL DISTRIBUTION. If the Administrator determines that all claims, debts, liabilities and obligations of the Trust and Partnership have been paid or discharged, and all of the assets of the Trust have been reduced to cash, the Administrator shall, as expeditiously as is consistent with the conservation and protection of the Trust Property, distribute the remaining Trust Property to the Beneficiaries of record on the close of business on such record date as the Administrator may determine, in proportion to their interests therein. However, the Trust may retain installment obligations that are described in Section 3.6 in order to collect and distribute payments made with respect to the installment obligations.

     3.6 DURATION. The existence of the Trust shall terminate promptly when all claims, debts, liabilities and obligations of the Trust and Partnership have been paid or discharged, unless an earlier termination is required by the applicable laws of the State of Delaware, or unless earlier terminated by the distribution of all of the Trust Property as provided in
Section 3.5, or by failure to appoint a successor Administrator as provided in Section 7.2. However, notwithstanding the foregoing, if the Trust receives installment obligations which arose from the sale of property by the Partnership prior to its liquidation, the trust term may be extended, solely with respect to those obligations, for a period that is reasonably necessary to collect and distribute payments made with respect to the obligations.


                                ARTICLE IV.

                        AUTHORITY OF ADMINISTRATOR

     4.1 AUTHORITY. Among the other powers stated or implied in this Trust Agreement, in connection with the administration of this Trust, the Trust, and the Administrator on behalf of the Trust, may exercise the following powers, authority and discretion, all at the expense and out of the Trust Property:

     (a) to hold legal title to any and all rights of the Beneficiaries in or arising from the sale or other disposition of any Trust Property, and to receive and collect any and all payments due in connection with any such sales or dispositions;

     (b) to receive, hold, maintain, grant, sell, exchange, convey, release, assign or otherwise transfer legal title to any Trust Property, or any rights or interests therein;





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     (c)    to give proxies to vote stocks and voting securities, and to enter into or oppose, alone or with others, voting trusts, mergers, consolidations, foreclosures, liquidations, reorganizations or other changes in the financial structure of any corporation or buy-sell, stock restrictions or stock redemption agreements;

     (d) to hold Trust Property in the name of a nominee or in any other way without disclosing the trust relationship;

     (e) to enter into contracts, including contracts to hire agents to act on behalf of the Trust;

     (f) to execute and deliver partial and complete releases of any third-party obligations transferred to the Trust;

     (g) to protect and enforce the rights vested in the Trust Property by this Trust Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings;

     (h) to take any steps necessary to establish clear title to any Trust Property;

     (i) to employ legal counsel, accountants, advisors, custodians and other agents in connection with the administration or termination of this Trust and to delegate to them any powers of the Administrator, and the Administrator shall be answerable only for his own acts and not for the default, negligence or misconduct of any such person or entity appointed by the Administrator with reasonable care;

     (j) to file any and all tax returns required in connection with the Trust created hereby and to pay any taxes properly payable by the Trust;

     (k) from time to time to select a fiscal year for the Trust, which initially shall be the same fiscal year as the Partnership;

     (l) subject to the provisions of this Trust Agreement, to compromise, adjust, arbitrate, sue on or defend, abandon, pay or otherwise deal with and settle claims in favor of or against the Trust or the Partnership as the Administrator shall deem appropriate;

     (m) to determine the terms on which Trust Property, or any rights or interests therein, should be sold or otherwise disposed of;

     (n) to make liquidating distributions and payments due any Beneficiaries, including those who have not been located, subject to applicable state laws regarding escheat and abandoned property;

     (o) to pay the expenses of the Trust, subject to the Administrator's right to receive reimbursement subject to the terms of this Trust Agreement;

     (p) to act as a partner, shareholder, member or other owner in any entity in which the Partnership holds an interest or shares as of the date hereof, including, but not limited to, Arvida/JMB Partners, a Florida general partnership;

     (q) subject to the provisions of this Trust Agreement, to do and perform any acts or things necessary or appropriate for the conservation and protection of the Trust Property, including acts or things necessary or appropriate to maintain the Trust Property held by the Administrator pending sale or other disposition thereof to the Beneficiaries;








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     (r)    to retain and set aside such funds out of the Trust Property as the Administrator shall deem necessary or expedient to pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims and obligations, known to the Trust and all claims and obligations which are known to the Trust but for which the identity of the claimant is unknown;

     (s) to execute and file such instruments and documents, other than the Certificate of Cancellation of the Partnership in the State of Delaware, in any jurisdiction as the Administrator deems necessary in order to terminate the Partnership as a continuing legal entity;

     (t) to execute and deliver such other documents on behalf of the Partnership or the Trust as it may deem necessary or desirable to evidence the transfer of the assets and liabilities of the Partnership to the Trust; and

     (u) to obtain liability and other insurance covering the Administrator personally and insuring against acts of any Administrator Covered Person (as defined below).

      The Partnership and the Trust hereby acknowledge and confirm that it has duly appointed the Administrator, and any successor to it, as its true and lawful attorney-in-fact for the limited purposes and upon the terms and conditions set forth in this Section 4.1, such appointment is irrevocable, coupled with an interest and will survive the termination, bankruptcy or dissolution of either the Partnership and the Trust, as applicable.

     4.2 INVESTMENT AUTHORITY AND LIMITATIONS THEREON. The Administrator shall not engage in any business or income-producing activity, except as expressly set forth herein and except that the Administrator may keep any Trust Property that has been converted to cash or cash equivalents invested in (i) interest-bearing obligations of the United States government, or guaranteed by the United States government or any agency thereof, having a maturity not in excess of one year or such longer period as is not inconsistent with the Trust's status as a liquidating trust for tax purposes (whether or not the Trust holds such status at such time), (ii) money market deposit accounts, checking accounts, savings accounts, certificates of deposit, commercial paper rated not less than A1P1, or other time deposit accounts which mature not later than one year from the date of acquisition thereof, or such longer period as is not inconsistent with the Trust's status as a liquidating trust for tax purposes (whether or not the Trust holds such status at such time) which are issued by a commercial bank, brokerage firm or savings institution organized under the laws of the United States of America or any state thereof; or (iii) such other investments not inconsistent with the Trust's status as a liquidating trust for tax purposes (whether or not the Trust holds such status at such time). Neither the Administrator nor the Trustee, nor any affiliate of either, shall take any action to facilitate or encourage trading in the Beneficial Interest Units or in any instrument tied to the value of the Beneficial Interest Units, such as due bill trading.

     4.3 POWER OF ADMINISTRATOR TO DEAL WITH TRUST IN NON-FIDUCIARY CAPACITY. The Administrator or any of its Affiliates may, except as limited herein, contract with the Trust or otherwise deal with the Trust Property, including, without limitation, loan property to, borrow property from, purchase property from or otherwise deal with the Trust as if it was not the Administrator thereof.











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                                ARTICLE V.

                             RESIDENT TRUSTEE

     5.1    GENERALLY.

      (a) The Resident Trustee shall be a trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act. The Resident Trustee shall have the power and authority to execute, deliver, acknowledge and file all documents required to maintain the existence of the Trust as required by the Trust Act and shall accept service of legal process upon the Trust in the State of Delaware. The Resident Trustee shall provide prompt notice to the Administrator of its performance of any such acts. The Administrator shall reasonably keep the Resident Trustee informed of any action taken by the Administrator with respect to the Trust that may affect the Resident Trustee or its duties or rights hereunder. The Resident Trustee shall not be entitled to exercise any powers, nor shall the Resident Trustee have any of the duties or liabilities, of the Administrator. The Resident Trustee shall not be liable for the acts or omissions of the Administrator, the Partnership or the Trust. To the fullest extent permitted by law, the Resident Trustee shall owe no duties (fiduciary or otherwise) to the Trust, the Administrator or the Beneficiaries, except such duties as are expressly provided for in this Article V. Unless required by the Delaware Court of Chancery, the Resident Trustee shall serve without bond.

     (b) The Resident Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Agreement. The Resident Trustee shall not be personally liable to any person or entity under any circumstances in connection with any of the transactions contemplated by this Agreement, except that such limitation shall not relieve the Resident Trustee of any personal liability it may have to the Beneficiaries for the Resident Trustee's own bad faith, willful misconduct or gross negligence. In particular, but not by way of limitation:

          (i) The Resident Trustee shall not be personally liable for any error of judgment made in good faith by any of its officers or employees;

          (ii) No provision of this Agreement shall require the Resident Trustee to expend or risk its personal funds or otherwise incur any financial liability in the exercise of its rights or powers hereunder;

          (iii) Under no circumstance shall the Resident Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust or the Administrator; and

          (iv) The Resident Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any person or entity other than the Resident Trustee.

     (c) Except as otherwise expressly required herein, the Resident Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of distributions of income or principal to the Trust's Beneficiaries, and no implied covenants or obligations shall be inferred from this Trust Agreement on the part of the Resident Trustee. The Resident Trustee shall not be liable for the acts or omissions of the Partnership, the Administrator or any other person or entity who acts on behalf of the Trust, nor shall the Resident Trustee be liable for any act or omission by it in good faith in accordance with the directions or instructions of the Administrator.

     (d) The Resident Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Resident Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such entity and that the same is in full force and effect. As to any fact or matter, the Resident Trustee may for all purposes hereof rely on a certificate, signed by such individual party or for any entity, any director, the president, any vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the relevant entity, and such certificate shall constitute full protection to the Resident Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (e) In the exercise or administration of the trusts hereunder, the Resident Trustee (i) may act directly or through agents or attorneys, and the Resident Trustee shall not be liable for the default or misconduct of such agents or attorneys selected by it in good faith; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons, and the Resident Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons selected by it in good faith.

     (f) Except as expressly provided in this Article V, in accepting the trusts hereby created, the Resident Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons or entities having any claim against the Resident Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof.

     5.2    FEES AND INDEMNITY.

      (a) The Resident Trustee shall be entitled to receive from the Trust as compensation for its services hereunder such fees as have been separately agreed upon with the Trust in a separate fee agreement, which compensation shall not be limited by any provision of law in regard to compensation of a trustee of an express trust.

     (b) The Trust shall (i) reimburse the Resident Trustee for all reasonable expenses incurred by it in connection with the execution and performance of its rights and duties hereunder (including reasonable fees and expenses of counsel and other experts) subject to the approval of the Administrator; (ii) indemnify, defend and hold harmless the Resident Trustee (in both its individual and trustee capacities) and the officers, directors, employees and agents of the Resident Trustee (collectively, including the Resident Trustee in its individual capacity, the "Trustee Covered Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more Trustee Covered Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided in clauses (i) and (ii) are herein referred to collectively as "Trustee Expenses"), PROVIDED, HOWEVER, that the Trust shall not be required to indemnify a Trustee Covered Person for Trustee Expenses to the extent such Trustee Expenses result from the bad faith, willful misconduct or gross negligence of such Trustee Covered Person; and (iii) advance to each Trustee Covered Person Trustee Expenses (including reasonable legal fees) incurred by such Trustee Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of a written request therefor and of an undertaking by or on behalf of the Trustee Covered Person to repay such amount if it shall ultimately be determined that the Trustee Covered Person is not entitled to be indemnified therefor under this Article V. With respect to reimbursement or indemnity provided hereunder, a Trustee Covered Person shall have a lien on the Trust Property prior to any rights in such property of the Beneficiaries or any other person or entity, but pari passu with each Administrator Covered Person (as defined below).

     5.3    MISCELLANEOUS.

      (a) The Resident Trustee shall take such action or refrain from taking such action under this Trust Agreement as it may be directed or instructed in writing by the Administrator from time to time; PROVIDED, HOWEVER, that the Resident Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to result in personal liability to the Resident Trustee or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust is a party or is otherwise contrary to law.

     (b) To the extent that, at law or in equity, a Trustee Covered Person has duties (including fiduciary duties) and liabilities relating to the Trust, the Beneficiaries or any other person or entity, such Trustee Covered Person acting under this Trust Agreement shall not be liable to the Trust, the Beneficiaries or such other persons or entities for its good faith reliance on the provisions of this Trust Agreement. To the extent that provisions of this Trust Agreement restrict the duties and liabilities of a Trustee Covered Person otherwise existing at law, in equity or otherwise, such provisions are agreed by the parties hereto to replace such other duties and liabilities of such Trustee Covered Person.

     5.4 RESIGNATION OF RESIDENT TRUSTEE. The Resident Trustee may resign and be discharged of the trust created by this Trust Agreement upon not less than 30 days' prior written notice to the Administrator. Upon receiving such notice of resignation, the Administrator shall use its best efforts promptly to appoint a substitute or successor Resident Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments delivered to such resigning Resident Trustee and the substitute or successor Resident Trustee. In addition, the Administrator may remove the Resident Trustee, with or without cause, and appoint a successor Resident Trustee meeting the qualifications hereinafter provided by written instrument or instruments delivered to the Resident Trustee being removed and to the substitute or successor Resident Trustee. Any resignation or removal of the Resident Trustee and appointment of a substitute or successor Resident Trustee shall become effective only upon acceptance of the appointment by the substitute or successor Resident Trustee. If no substitute or successor Resident Trustee shall have been appointed within 30 days after notice of such resignation or removal has been delivered, the Resident Trustee may apply to a court of competent jurisdiction for the appointment of a successor Resident Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Resident Trustee meeting the qualifications provided for herein.

     5.5 SUCCESSOR RESIDENT TRUSTEE. Any person or entity into which the Resident Trustee may be merged or with which it may be consolidated, or any person or entity resulting from any merger or consolidation to which the Resident Trustee shall be a party, or any person or entity that succeeds to all or substantially all of the corporate trust business of the Resident Trustee, shall be the successor Resident Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto (except for the filing of an amendment to the Trust's certificate of trust if required by law), notwithstanding anything to the contrary herein; PROVIDED, HOWEVER, that such successor Resident Trustee shall have its principal place of business in the State of Delaware and otherwise meet the requirements of applicable law.

                                ARTICLE VI.

                             THE ADMINISTRATOR

     6.1 GENERALLY. The Administrator shall perform such duties, and only such duties, as are specifically set forth in this Trust Agreement or are reasonably implied for the administration of this Trust.

     6.2 LIABILITY OF ADMINISTRATOR. No provision of this Trust Agreement shall be construed to relieve the Administrator from liability for his own fraud, willful misconduct, or gross negligence except that:

     (a) the Administrator shall be liable only for the performance of such duties and obligations as are specifically set forth in this Trust Agreement;

     (b) the Administrator shall not be personally liable for any error of judgment made in good faith;

     (c) the Administrator shall not be personally liable with respect to any action taken or omitted to be taken in good faith in accordance with the direction of the Delaware Court of Chancery;

     (d) the Administrator may conclusively rely, and shall not incur any personal liability to anyone in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (e) the Administrator may act through agents and may consult with legal counsel (including tax counsel), accountants, investment bankers and other skilled persons selected by it with reasonable care, and the Administrator shall not be personally liable for any action taken or omitted to be taken in good faith in accordance with the advice thereof;

     (f) persons and entities dealing with the Administrator shall look only to the Trust Property to satisfy any liability incurred by the Administrator to such person or entity in carrying out the terms of this Trust Agreement, and the Administrator shall have no personal obligation to satisfy any such liability;

     (g) the Administrator shall not be personally liable for any failure to seek out or assert any claim of the Partnership against any other person or entity unless such failure results from the Administrator's own fraud, willful misconduct or gross negligence; PROVIDED, HOWEVER that nothing herein shall affect or restrict the Administrator's authority to investigate or assert any claim of the Partnership against any other person or entity; and

     (h) the Administrator shall not be personally liable to any person or entity who at the time is a Beneficiary with respect to any action taken or omitted to be taken in good faith in accordance with the direction or consent of the Beneficiaries hereunder, and such direction or consent shall be conclusive and binding in respect of the beneficial interest then held by such Beneficiary and upon any person or entity who may in the future become a Beneficiary.

     6.3 SAFEKEEPING OF TRUST PROPERTY. All moneys and other assets received by the Administrator shall, until distributed or paid over as herein provided, be held for the benefit of the Beneficiaries, but need not be segregated from other Trust Property, unless and to the extent required by law. The Administrator shall be under no liability for interest or producing income on any moneys received by it hereunder and held for distribution or payment to the Beneficiaries, except for such interest that shall actually be received by the Administrator.

     6.4 NO BOND. Unless required by the Delaware Court of Chancery, the Administrator shall serve without bond.

     6.5 INDEMNIFICATION OF ADMINISTRATOR. The Trust shall indemnify, defend and hold harmless the Administrator (in both its individual and administrator capacities) and the directors, officers, employees and agents of the Administrator (collectively, including the Administrator in its individual capacity, the "Administrator Covered Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever, to the extent that such expenses arise out of or are imposed upon or asserted at any time against one or more Administrator Covered Persons with respect to the performance of this Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby (all such expenses as provided herein referred to collectively as "Administrator Indemnifiable Expenses"), PROVIDED, HOWEVER, that the Trust shall not be required to indemnify an Administrator Covered Person for Administrator Indemnifiable Expenses to the extent such Administrator Indemnifiable Expenses result from the fraud, willful misconduct or gross negligence of such Administrator Covered Person; and
(iii) advance to each Administrator Covered Person Administrator Expenses (including reasonable legal fees) incurred by such Administrator Covered Person in defending any claim, demand, action, suit or proceeding, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of a written request therefor and of an undertaking by or on behalf of the Administrator Covered Person to repay such amount if it shall ultimately be determined that the Administrator Covered Person is not entitled to be indemnified therefor under this
Article VI. With respect to indemnity provided hereunder, an Administrator Covered Person shall have a lien on the Trust Property prior to any rights in such property of the Beneficiaries or any other person or entity, but pari passu with each Trustee Covered Person.

      The indemnification of the Administrator provided for in this section shall be in addition to any other rights to which the Administrator, or any Administrator Covered Person, may be entitled pursuant to a vote of Beneficiaries, under any agreement, as a matter of law or otherwise, and shall continue as to an Administrator, or any Administrator Covered Person, who has ceased to serve in such capacity unless otherwise provided in a written agreement.

      The right to indemnification and advances hereunder shall be enforceable by the Administrator, or any Administrator Covered Person, in any court of competent jurisdiction, if (i) the Trust denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days.

The costs and expenses incurred by the Administrator or any Administrator Covered Person in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Trust.

      The Administrator, or any Administrator Covered Person, shall not be denied indemnification, in whole or in part, because the person or entity had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement.

      The provisions of this Section 6.5, and Section 6.6 below, are for the benefit of the Administrator, and any Administrator Covered Person, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other persons or entities. Any amendment, modification or repeal of these sections, or any provision thereof, shall be prospective only and shall not in any way affect the indemnification of any Administrator Covered Person, as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to such matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.6 INSURANCE. The Administrator shall be permitted to obtain and maintain fidelity and liability insurance covering the Administrator personally and insuring against acts of any Administrator Covered Person and to retain insurance agents and brokers in connection therewith, in each case in connection with this Trust and the duties imposed on, or power, authority and discretion granted to, the Administrator hereunder, all at the expense of the Trust Property. In connection therewith, the Administrator may pay or cause to be paid brokerage commissions to JMB Insurance Agency, Inc. or any other Affiliate of the Administrator in connection with insurance covering the Administrator, the Resident Trustee or any of the Trust Property, provided such commission shall be on commercially reasonable terms and consistent with the commissions charged by such Affiliate for comparable services to third parties.

     6.7 NO DUTY NOT TO COMPETE. The Administrator, any Administrator Covered Person and any of their respective Affiliates may engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of real property, or the investment of securities, or the provision of any services in connection with such activities. None of the Administrator, or any Administrator Covered Person or any of their respective Affiliates, has any duty to present any business opportunity to the Trust before taking advantage of such opportunity.

     6.8 REIMBURSEMENTS TO THE ADMINISTRATOR AND ITS AFFILIATES. All of the Trust's expenses shall be billed directly to and paid by the Trust. Reimbursements to the Administrator or any Affiliates shall not be allowed, except for (i) the actual cost to the Administrator or such Affiliates of goods, materials and services used for or by the Trust and obtained from entities which are not affiliated with the Administrator; (ii) salaries and related salary expenses for administrative services which could be performed directly for the Trust by independent parties, such as legal, accounting, transfer agent, data processing, warranty, duplicating and other such services; (iii) Trust reports and communications to Beneficiaries; and (iv) other administrative services, provided that such services are necessary to the prudent operation of the Trust. No reimbursements under clauses (ii) and (iv) above shall be permitted for services for which the Administrator or its Affiliates receive a separate fee. No reimbursement under clauses (ii) through (iv) above shall be permitted for (a) the salaries of and related salary expenses incurred by any Controlling Person (as defined hereinafter) and (b) any indirect general or administrative overhead expenses, such as rent, travel expenses and other items generally falling under the category of overhead, incurred in performing services for the Trust which are not directly attributable to such services. "Controlling Person" for purpose of this Section 6.8 shall mean any person regardless of title, who performs executive or senior management functions for the Administrator similar to those of directors, executive management and senior management or any person who either holds a 5% or more equity interest in the Administrator or has the power to direct or cause the direction of the Administrator, whether through the ownership of voting securities, by contract, or otherwise, or, in the absence of a specific role or title, any person having the power to direct or cause the direction of the management level employees and policies of the Administrator. It is not intended that every person who carries a title such as vice president, senior vice president, secretary or treasurer be included in the definition of Controlling Person nor shall the person with the title chief accounting officer be included in the definition of Controlling Person. In no event shall any amount charged to the Trust as a reimbursable expense pursuant to this Section 6.8 exceed the lesser of (a) the actual cost of such services or (b) in the case of reimbursements under clauses (ii) through (iv) above, 90% of the amount which the Trust would be required to pay to independent parties for comparable services. In the Trust's annual report to Beneficiaries, there shall be provided an itemized breakdown of reimbursements made pursuant to this Section 6.8. The reimbursement for expenses provided for in this Section 6.8 shall be made regardless of whether any distributions are made to the Beneficiaries under the provisions of Section 3.4. The provision of any goods, materials or services for which reimbursements are authorized under clause (i) above shall be set forth in a written contract which precisely describes the goods, materials or services to be provided and all compensation therefor. Such contract shall provide that it may be modified only with the consent of Beneficiaries holding a majority of the then outstanding Beneficial Interest Units (except as to immaterial or conforming modifications, which shall require only the consent of the Administrator) and that it shall be terminable by either party, without penalty, upon sixty (60) days' prior written notice.


                               ARTICLE VII.

                          SUCCESSOR ADMINISTRATOR

     7.1 RESIGNATION AND REMOVAL. The Administrator may resign by giving not less than 60 days' prior written notice thereof to the Beneficiaries and the Resident Trustee, and the Administrator may be removed, with or without cause, by a written instrument or instruments delivered to the Administrator and the Resident Trustee signed by Beneficiaries holding a majority of the Beneficial Interest Units; PROVIDED, HOWEVER, that no resignation or removal of the Administrator shall become effective unless and until a successor Administrator has been appointed in accordance with Section 7.2 and such successor Administrator has agreed to be bound by the terms and provisions of this Trust Agreement.

     7.2 APPOINTMENT OF SUCCESSOR. In the event of a resignation or removal of the Administrator by the Beneficiaries pursuant to Section 7.1, a successor Administrator shall be appointed by a written instrument or instruments delivered to the Administrator and the Resident Trustee signed by Beneficiaries holding a majority of the Beneficial Interest Units; PROVIDED, HOWEVER, that the Administrator may resign and appoint a successor Administrator that is an Affiliate of the Administrator, without the approval of the Beneficiaries, by a written instrument or instruments delivered to the Administrator and the Resident Trustee signed by the resigning Administrator and the successor Administrator.

     7.3 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR ADMINISTRATOR. Any successor Administrator appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the trust records. Thereupon, such successor Administrator shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of the predecessor in the Trust with like effect as if originally named herein; PROVIDED, HOWEVER, that a resigning or removed Administrator shall, when requested in writing by the successor Administrator, execute and deliver an instrument or instruments conveying and transferring to such successor Administrator all the estates, properties, rights, powers and trusts of such predecessor Administrator.


                               ARTICLE VIII.

                         REPORTS TO BENEFICIARIES

     8.1 REPORTS TO BENEFICIARIES. Within 90 days after the each of each fiscal year of the Trust or as soon thereafter as practicable and upon termination of the Trust, the Administrator shall use its reasonable efforts to submit an annual report to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such calendar year or upon such termination and the receipts and disbursements of the Trust for such period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Property not previously reported, and (iii) any action taken by the Administrator in the performance of his duties that materially affects the Trust. Furthermore, within 90 days after the end of each calendar year and upon termination of the Trust, the

Administrator shall use its reasonable efforts to supply the Beneficiaries with information necessary for the Beneficiaries to satisfy their United States federal, state and local income tax obligations. During the course of a calendar year, whenever a material event relating to the Trust Property occurs, the Administrator shall, within a reasonable period of time after such occurrence, use its reasonable efforts to prepare a report of such event and mail it to the Beneficiaries. The occurrence of a material event will be determined solely by the Administrator or as may be required by any applicable rules and regulations promulgated by the Securities and Exchange Commission. To the extent that the Trust files reports with the Securities and Exchange Commission (the "SEC"), the Administrator's obligations under this section may be met, in it sole discretion, by distributing to the Beneficiaries copies of the applicable sections of the Annual Report on Form 10-K and Current Reports on Form 8-K that the Trust files with the SEC.


                                ARTICLE IX.

                   DISSOLUTION AND TERMINATION OF TRUST

     9.1    DISSOLUTION AND TERMINATION OF TRUST.

      (a) The Trust shall dissolve upon the final distribution by the Administrator of all monies and other Trust Property in accordance with the terms of this Trust Agreement, including any escheat distributions in accordance with Section 3.4, or upon the entry of a decree of judicial dissolution of the Trust by a court of competent jurisdiction.

      (b) The bankruptcy, liquidation, dissolution, death or incapacity of any Beneficiary shall not (i) operate to terminate this Trust Agreement or dissolve, annul or terminate the Trust, (ii) entitle such Beneficiary's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or the Trust Property or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

      (c) To the fullest extent permitted by law, no Beneficiary shall be entitled to revoke or terminate the Trust.

      (d) Upon the completion of winding up of the Trust, including the payment or the making of reasonable provision for payment of all claims and obligations of the Trust known to the Trust in accordance with Section 3808(e) of the Trust Act, the Resident Trustee shall file a certificate of cancellation of the certificate of trust of the Trust with the Secretary of State of the State of Delaware in accordance with Section 3810 of the Trust Act, at which time the Trust and this Trust Agreement (other than Sections 5.2, 6.6 and 11.6 (and any provisions referenced within Section 11.6)) shall terminate. The Administrator shall act as the liquidator of the Trust and shall be responsible for taking all required actions in connection with winding up the Trust.


                                ARTICLE X.

                                 AMENDMENT

     10.1 METHOD OF AMENDMENT. The Administrator shall have the right at any time to alter, amend or revoke this Trust Agreement in whole or in part; provided that (i) no such alteration, amendment or revocation shall
(a) cause any of the Trust Property to be distributed to the Partnership or
(b) cause the Administrator to engage in any activity other than that appropriate for liquidating trustees, or (c) prejudice the rights of creditors of the Partnership, (ii) any such alteration, amendment or revocation that adversely affects the rights or obligations of the Resident

Trustee hereunder shall require the prior written consent of the Resident Trustee, and (iii) any such alteration, amendment or revocation that adversely affects the rights or obligations of the Beneficiaries, considered as a class, shall require the prior written consent of Beneficiaries owning a majority of the Beneficial Interest Units.


                                ARTICLE XI.

                         MISCELLANEOUS PROVISIONS

     11.1 INTENTION OF PARTIES TO ESTABLISH TRUST. This Trust Agreement is not intended to create, and shall not be interpreted as creating, an association, partnership, corporation or joint venture of any kind. It is intended as a trust to be governed and construed in all respects as a trust.

     11.2 FILING DOCUMENTS. A copy of this Trust Agreement and all amendments thereof shall be maintained in an office or residence of the Administrator and shall be available at all times for inspection by the Beneficiaries or their duly authorized representatives. The Administrator shall maintain any amendment of this Trust Agreement in the same place where the original Trust Agreement is maintained. The Administrator shall maintain any instrument that relates to any change in the office of Resident Trustee in the same place where the original Trust Agreement is maintained.

     11.3 GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws thereof.

     11.4 SEPARABILITY. In the event any provision of this Trust Agreement or the application thereof to any person, entity or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

     11.5 NOTICES. Any notice or other communication hereunder shall be deemed to have been sufficiently given for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person or entity for whom such notice is intended at his address last known to the person or entity giving such notice. Notices to the Administrator should be sent to Arvida Company, 900 North Michigan Avenue, Chicago, IL 60611, Attention to each of: Gailen Hull and President, unless the Administrator notifies the parties hereto of a different address, in which case, notice should be sent to such different address. Notices to the Resident Trustee should be sent to Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890, Attention: Corporate Trust Administration, unless the Resident Trustee notifies the parties hereto of a different address, in which case, notice should be sent to such different address.

     11.6 EXCULPATORY PROVISIONS AND SURVIVAL THEREOF. Whether or not expressly therein so provided, any and all exculpatory provisions, immunities and indemnities, and any limitations and negations of liability contained in this Trust Agreement, in each case inuring to the benefit of the Administrator, shall survive (i) the termination or revocation of this Trust Agreement, and (ii) as to any person or entity who has served as Administrator, the resignation or removal of such person or entity as Administrator.

      IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the date first above written.



                                    ARVIDA/JMB PARTNERS, L.P.


                                    By:   ARVIDA/JMB MANAGERS, INC.,
                                          Its general partner


                                    By:   /s/ Gary Nickele
                                          ------------------------------
                                          Name:  Gary Nickele
                                          Title: President



                                    ARVIDA COMPANY


                                    By:   /s/ Paul C. Nielsen
                                          ------------------------------
                                          Name:  Paul C. Nielsen
                                          Title: Vice President



                                    WILMINGTON TRUST COMPANY


                                    By:   /s/ Anita E. Dallago
                                          ------------------------------
                                          Name:  Anita E. Dallago
                                          Title: Senior Financial
                                                 Services Officer

                                 EXHIBIT A

                          CERTIFICATE OF TRUST OF
                           ALP LIQUIDATING TRUST

                      ------------------------------

            THIS Certificate of Trust of ALP Liquidating Trust (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.) (the "Act").


      NAME.  The name of the statutory trust formed hereby is ALP
Liquidating Trust.

      DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890, Attention:
Corporate Trust Administration.

      EFFECTIVE DATE. This Certificate of Trust shall be effective on September 30, 2005.


            IN WITNESS WHEREOF, the undersigned, sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with Section 3811(a) of the Act.



                              WILMINGTON TRUST COMPANY, not in
                              its individual capacity, but solely
                              as trustee of the Trust


                              By:
                                    ------------------------------
                                    Name:
                                    Title: